UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)
November 9, 2010

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 2010, is being filed to correct the reporting in Item 5.07 of abstentions and broker non-votes for Proposals Two and Three.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on November 9, 2010.  At that meeting, there were 101,408,140 shares of Class A Common Stock and 76,732,041 shares of Class B Common Stock present in person or by proxy and entitled to vote.  The combined voting power of the shares was 868,728,550 votes, because each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share.  The matters voted upon and the results of the vote are set forth below.

Proposal One:  Election of Directors.  Stockholders elected each of the following nominees as director to hold office until the 2013 Annual Meeting (i.e,. as Class II Directors) and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Aerin Lauder	859,169,024	5,730,027	3,829,499
William P. Lauder	819,986,421	44,912,630	3,829,499
Lynn Forester de Rothschild	863,246,508	1,652,543	3,829,499
Richard D. Parsons	854,652,231	10,246,820	3,829,499
Richard F. Zannino	863,398,584	1,500,467	3,829,499

The continuing Class I Directors are Rose Marie Bravo, Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr. and Barry S. Sternlicht.  Their terms expire at the 2012 Annual Meeting of Stockholders.  The continuing Class III Directors are Charlene Barshefsky, Fabrizio Freda, Jane Lauder and Leonard Lauder.  Their terms expire at the 2011 Annual Meeting of Stockholders.

Proposal Two:  Approval of Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan.  Stockholders approved an amendment to the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
812,978,745	51,811,695	108,611	3,829,499

Proposal Three:  Ratification of Appointment of Independent Auditors.  Stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending June 20, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
867,376,226	1,334,030	18,294	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: November 15, 2010	By:	/s/ Spencer G. Smul
Name: Spencer G. Smul
Title: Senior Vice President, Deputy General Counsel and Secretary

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